YEARLY CERTIFICATEHOLDERS STATEMENT (O)

                      CAPITOL HOME EQUITY LOAN TRUST 1990-1


               Under subsection 5.02(b) of the Pooling and Servicing Agreement dated as of December 1, 1990 by and between Chevy Chase Savings Bank,F.S.B., a federally chartered savings bank, as Seller and Servicer,and Chemical Bank, as Trustee (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Pooling and Servicing Agreement"), Chevy Chase Savings Bank, F.S.B., as the Servicer, is required to prepare certain information each year regarding distributions on each Class of Regular Certificates and the performance of the Capitol Home Loan Trust
       1990-1(the "Trust") during the related calendar year. The information that is required to be prepared with respect to the distribution to Holders(the "Certificateholders") of the Class A Certificates and the Class B Certificates for the calendar year ended December 31, 1996 is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Class A Certificate or Class B Certificate, as the case may be. Capitalized terms used and not otherwise defined herein have the meanings assigned them in the Pooling and Servicing Agreement.

       A.   Information Regarding the Current Yearly
            Distribution to Class A Certificateholders
            (Per $1,000 Original Principal Amount of a
            Class A Certificate).________________________

            1.   The total amount of the distribution
                 allocable to principal of the Class A
                 Certificates............................$0.00000

            2.   The amount of any Unpaid Class A
                 Principal Shortfall ....................$0.00000

            3.   The amount of any remaining Unpaid
                 Class A Principal Shortfall.............$0.00000

            4.   The total amount of the distribution
                 allocable to interest on the Class A
                 Certificates ...........................$0.00000

            5.   The amount of any Unpaid Class A
                 Interest Shortfall......................$0.00000

            6.   The amount of any remaining Unpaid
                 Class A Interest Shortfall..............$0.00000



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            B.   Information Regarding the Current Yearly
            Distribution to Class B Certificateholders
            (Per $1,000 Original Principal Amount of a
            Class B Certificate).________________________

            1.   The total amount of the distribution
                 allocable to principal of the Class
                 B Certificates .........................$313.15979

            2.   The amount of any Unpaid Class B
                 Principal Shortfall ....................$0.00000

            3.   The amount of any remaining Unpaid
                 Class B Principal Shortfall.............$0.00000

            4.   The total amount of the distribution
                 allocable to interest on the Class B
                 Certificate.............................$51.03234

            5.   The amount of any Unpaid Class B
                 Interest Shortfall .....................$0.00000

            6.   The amount of any remaining Unpaid Class
                 B Interest Shortfall....................$0.00000


            IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed this 31st day of January, 1997.


                                     CHEVY CHASE SAVINGS BANK, F.S.B.
                                     as Servicer



                                     By: John N. Sousane
                                         ---------------
                                         John N. Sousane
                                         Vice President











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